As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIGHTWAVE LOGIC, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-0497368
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

Lightwave Logic, Inc.

369 Inverness Parkway, Suite 350

Englewood, CO 80112

720-340-4949

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Yves LeMaitre
Chief Executive Officer
369 Inverness Parkway, Suite 350
Englewood, Colorado 80112
Telephone: (720) 340-4949

(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

Copies to:

Clayton E. Parker, Esq.

K&L Gates LLP

200 South Biscayne Boulevard, Suite 3900

Miami, FL 33131

Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate Date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Lightwave Logic, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell our common stock, par value $0.001 per share (the “common stock”), preferred stock, warrants and units, and any selling stockholders may offer and sell shares of our common stock, from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will not receive any proceeds from the sale of our common stock by any selling stockholders.

Each time we or any selling stockholders, offer and sell securities pursuant to this prospectus, we or any selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We or any selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the offer and sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information, please see “About This Prospectus” and “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of the securities.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “LWLG”. On June 10, 2026 the last reported sale price of our common stock on the Nasdaq Capital Market was $9.23 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 3 of this prospectus and in any accompanying prospectus supplement, and in the documents incorporated by reference in this prospectus, and in any accompanying prospectus supplement, for certain risks, uncertainties and other factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 11, 2026.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, nor the selling stockholders, have authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing an “automatic shelf” registration process. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings and any selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock in one or more transactions as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time that we or any selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor any selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we or the selling stockholders have referred you. We and any selling stockholders take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We and any selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics, estimates and projections that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the “Company,” “we,” “our,” “us” and similar terms refer to Lightwave Logic, Inc. and not, unless the context otherwise requires, subsidiaries of Lightwave Logic, Inc.

Our logo design is one of our trademarks. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. For convenience, our logo appears in this prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.

1

 ABOUT LIGHTWAVE LOGIC, INC.

We are a technology platform company leveraging our proprietary engineered electro-optic (EO) polymers, named Perkinamine to transmit data at higher speeds with less power in a small form factor. Our high activity and high stability organic polymers allow us to create next-generation photonic EO devices that convert data from electrical signals into light/optical signals for applications in telecommunications, and for data transmission potentially used to support generative AI.

For a description of our business, financial condition, results of operations and other important information concerning us, we refer you to our filings with the SEC incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Corporate Information

We were incorporated under the laws of the State of Nevada on June 24, 1997. In 2008, we changed our name to Lightwave Logic, Inc.

Our principal executive office is located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112, and our telephone number is (720) 340-4949. Our website address is www.lightwavelogic.com. Except for documents that are incorporated by reference in this prospectus and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

2

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and any similar headings in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our common stock could decline as a result of any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “forecast,” “opportunity,” “goal,” “seek,” “aim,” “target,” “believe,” “optimistic,” “project,” “outlook,” “estimate,” “preliminary,” “potential,” “expect,” “continuing,” “in process,” “ongoing,” “strategy,” “proposed,” “commit,” “future,” “poised,” “likely,” “confident,” “may,” “can,” “should,” “could,” “would,” “will” or the negative of these terms, and similar expressions intended to identify forward-looking statements, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as anticipated revenue; anticipated levels of capital expenditures for our current fiscal year; our belief that we have, or will have, sufficient liquidity to fund our business operations during the next 12 months; strategy for gaining customers, growth, product development, market position, financial results and reserves.

Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied in any forward-looking statements include, among others, the following: lack of available funding; general economic and business conditions; deterioration in global economic and financial market conditions generally; competition from third parties; intellectual property rights of third parties; regulatory constraints; changes in technology and methods of marketing; delays in completing various engineering and manufacturing programs; changes in customer order patterns; changes in product mix; success in technological advances and delivering technological innovations; shortages in components; production delays due to performance quality issues with outsourced components; and other factors beyond our control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors, including those described or incorporated by reference in our most our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made or incorporated by reference into this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

4

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock offered by any selling stockholders.

5

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our common stock and preferred stock that we may offer and sell under this prospectus is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended (the “articles of incorporation”) and our Second Amended and Restated Bylaws (the “bylaws”), each of which are incorporated by reference to this prospectus. We encourage you to read our articles of incorporation, our bylaws and the applicable provisions of the Nevada Revised Statutes for additional information.

General

Authorized Share Capital. The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. As of June 11, 2026, there were 154,124,842 outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

Voting. Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of the stockholders. Holders do not have preemptive rights, so we may issue additional shares that may reduce each holder’s voting and financial interest in our Company. Cumulative voting does not apply to the election of directors, so holders of more than 50% of the shares voted for the election of directors can elect all of the directors. All elections for directors shall be decided by a plurality vote; all other questions shall be decided by majority vote except as otherwise provided by Nevada Revised Statutes. Our bylaws permit the holders of the same percentage of all stockholders entitled to vote at a meeting to take action by written consent without a meeting.

Dividend Rights. Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor.

Liquidation Preferences. In the event of liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Other Terms. Holders of common stock do not have any conversion, redemption provisions or other subscription rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Under the terms of our articles of incorporation, the board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series with such rights, preferences and designations as determined by the board of directors. Our common stock is subject to the express terms of the Company’s preferred stock and any series thereof. The board of directors may issue preferred stock with voting, dividend, liquidation and other rights that could adversely affect the relative rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others, and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a prospectus supplement to this prospectus and, if applicable, a free writing prospectus.

6

Anti-Takeover Provisions

Provisions in our articles of incorporation and our bylaws, and certain statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions could lower the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;
•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
•	empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
•	provide that our board of directors be divided into three classes, with approximately one-third of the directors to be elected each year;
•	provide that special meetings of our stockholders may only be called by the chairperson, president or chief executive officer, or by resolution of the board of directors or at the request in writing of stockholders owning 66 2/3% in amount of the entire capital stock of the Company issued and outstanding and entitled to vote;
•	establish advance notice procedures with regard to stockholder proposals relating to stockholder nominees for director and other stockholder proposals;
•	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and
•	provide that our directors will be elected by a plurality of the votes cast in the election of directors.

These provisions could lower the price that future investors might be willing to pay for shares of our common stock.

Nevada Law

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute contains certain limitations and it may not apply to our Company. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Contractual Provisions

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

7

Together, these provisions in our articles of incorporation and our bylaws, and these statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LWLG.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge.

8

DESCRIPTION OF OTHER SECURITIES

We will set forth in any applicable prospectus supplement a description of any warrants or units that may be offered and sold pursuant to this prospectus

9

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

10

PLAN OF DISTRIBUTION

We or any of the selling stockholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time pursuant to:

•	underwritten public offerings;
•	negotiated transactions;
•	block trades;
•	a combination of these methods; or
•	through underwriters or dealers
•	through agents; and/or
•	directly to one or more purchasers.

The securities may be distributed from time to time in one or more transactions:

•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in any applicable prospectus supplement.

11

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P. and K&L Gates LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Lightwave Logic, Inc. incorporated by reference in this prospectus, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC. This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

You can review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. In addition to the foregoing, we maintain a website at www.LightwaveLogic.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements, along with amendments thereto, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

12

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 20, 2026;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 10, 2026;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 15, 2026;
•	our Current Reports on Form 8-K filed with the SEC on January 8, 2026, January 20, 2026, April 21, 2026 and May 27, 2026; and
•	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Lightwave Logic, Inc.

369 Inverness Parkway, Suite 350

Englewood, CO 80112

720-340-4949

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of its shares). All amounts are estimated except for the SEC registration fee:

SEC registration fee		$(1)
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total expenses	$	*

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

*	Because these amounts are based on the securities offered and the number of issuances, they cannot be estimated at this time and will be reflected in the applicable prospectus supplements.

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit or proceeding, if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.7502 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The Company’s articles of incorporation state that no director or officer shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) for the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

II-1

The Company’s bylaws state that Company shall, to the fullest extent permitted by Nevada law, indemnify any person who is or was a director or officer of the Company or is or was a director or officer of the Company serving at the Company’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against Expenses (as defined below), including without limitation attorneys’ fees, costs, expenses, judgments, fines, and amounts paid in settlement (collectively, “Expenses”), actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether or not an action, suit or proceeding by or in the right of the Company, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee.

Section 2 of Article VI of the Company’s bylaws state that Expenses of Indemnitees must be paid or reimbursed by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit, proceeding or claim described in Section 1 of this Article VI, to the fullest extent permitted by Nevada law. Section 3 states that the Company may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

Section 4 of Article VI states that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses. Section 5 further states that the rights of indemnification set out in Article VI shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the articles of incorporation, bylaws, any other agreement with the Company, any action taken by the stockholders or disinterested directors of the Company, or otherwise. Further, the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this Company, or, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

Section 10 of Article VI states that if the bylaws or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of such bylaws that shall not have been invalidated, or by any other applicable law.

Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of Lightwave Logic, Inc. (conformed copy incorporating all amendments through June 8, 2015) (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q as filed with the SEC on November 14, 2025)

3.2	Second Amended and Restated Bylaws - June 18, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed with the SEC on June 25, 2024)

4.1*	Form of Certificate of Determination of Preferences for a series of preferred stock and stock certificate.

4.2*	Form of Preferred Stock Certificate

II-2

Exhibit No.	Description of Exhibit
4.3*	Form of Warrant

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

5.1†	Opinion of Snell & Wilmer L.L.P.

5.2†	Opinion of K&L Gates LLP

23.1†	Consent of Stephano Slack LLC, Independent Registered Public Accounting Firm

23.2†	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)

23.3†	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.2)

24.1†	Powers of Attorney (included on signature page to this Registration Statement)

107†	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document incorporated by reference in connection with the offering of the securities.

†	Filed herewith

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-3

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 11, 2026.

LIGHTWAVE LOGIC, INC.

By:	/s/ Yves LeMaitre
Yves LeMaitre
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Lightwave Logic, Inc., do hereby constitute and appoint Yves LeMaitre, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Yves LeMaitre	Chief Executive Officer, Principal Executive Officer, Director	June 11, 2026
Yves LeMaitre

/s/ Snizhana Quan	Principal Financial Officer and Principal Accounting Officer	June 11, 2026
Snizhana Quan

/s/ Ronald A. Bucchi	Director, Chair of the Board of Directors	June 11, 2026
Ronald A. Bucchi

/s/ Siraj Nour El-Ahmadi	Director	June 11, 2026
Siraj Nour El-Ahmadi

/s/ Craig Ciesla	Director	June 11, 2026
Craig Ciesla

/s/ Laila Partridge	Director	June 11, 2026
Laila Partridge

/s/ Thomas M. Connelly, Jr.	Director	June 11, 2026
Thomas M. Connelly, Jr.

II-6